PROXY

COMMON STOCK

THIS PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

SEACOAST BANKING CORPORATION OF FLORIDA

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

THURSDAY, APRIL 27, 2006

The undersigned hereby appoints William R. Hahl and John R. Turgeon, or either of them, each with full power of substitution, as Proxies, to vote all shares of the Common Stock of Seacoast Banking Corporation of Florida (“Seacoast”) which the undersigned may be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Port St. Lucie Community Center, 2195 S.E. Airoso Boulevard, Port St. Lucie, Florida, on Thursday, April 27, 2006, at 3:00 P.M., local time, and at any adjournments or postponements thereof (the “Annual Meeting”), as directed below, upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, both dated March 22, 2006, the receipt of which is acknowledged.

(Continued, and to be marked, dated and signed, on the other side)

When this proxy is properly executed, all shares will be voted in the manner directed herein by the undersigned shareholder. If no direction is specified, this proxy will be voted FOR all proposals.	Please mark your votes like this	X

1. Election of Class I Directors

To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below

01 02	Jeffrey C. Bruner Christopher E. Fogal	03 04	Dale M. Hudson John R. Santarsiero, Jr.

2. Amendments to Articles of Incorporation Increasing the Authorized Shares of Common Stock

To approve amendments to Seacoast's Articles to increase the authorized shares of Common Stock from 22,000,000 to 35,000,000 shares.

3. Adjournment of the Annual Meeting

To grant the Proxies discretionary authority to vote to adjourn the Annual Meeting for up to 120 days to allow for the solicitation of additional proxies in the event that there are insufficient shares voted at the Annual Meeting to approve Proposal 2.

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SEACOAST BANKING CORPOR-ATION OF FLORIDA, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

FOR all nominees for director listed (except as marked to the contrary)	WITHHOLD AUTHORITY (to vote all nominees listed)

☐	☐

FOR	AGAINST	ABSTAIN

☐	☐	☐

FOR	AGAINST	ABSTAIN

☐	☐	☐

Signature	Signature	Date

Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.